                    INDEX TO PRO FORMA FINANCIAL STATEMENTS


PRO FORMA FINANCIAL STATEMENTS

Section A:     Pro forma consolidated financial statements of HFS for the
               Acquisition of Coldwell Banker as of and for the year ended
               December 31, 1995.


Section B:     Pro Forma consolidated financial information of HFS as of and for the year ended December 31, 1995 excluding the Acquisition of Coldwell Banker and including the acquisitions of the six United States non-owned Century 21 regions ("Century
               21 NORS"), the Travelodge (registered trademark) and
               Electronic Realty Associates (registered trademark) ("ERA
               (registered trademark)") franchise systems, (collectively, the "1996 Acquisitions") and the proceeds from the February 22, 1996 issuance of $240 million of 4 3/4% convertible senior notes (the "4 3/4% Notes") due 2003, to the extent such proceeds were used to finance the 1996 acquisitions. The pro forma statement of operations for the year ended December 31, 1995 is presented as if (i) the August 1, 1995 acquisition of Century 21; (ii) the 1996 Acquisitions, (iii) the acquisition by merger (the "CCI Merger") in May 1995 of Casino & Credit
               Services, Inc.'s gambling patron credit information business, Central Credit Inc. ("CCI"); and (iv) the issuance of the 4 3/4% Notes occurred on January 1, 1995.

                                   SECTION A
                       HFS INCORPORATED AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                    FOR THE ACQUISITION OF COLDWELL BANKER

   The pro forma consolidated balance sheet as of December 31, 1995 is presented as if the following transactions had occurred on December 31, 1995:


       (1) the acquisition by merger of Coldwell Banker Corporation ("Coldwell Banker");

       (2) the receipt of proceeds from the offering of 12,500,000 shares of the Company's Common Stock (the "Common Stock"), to the extent necessary to finance the acquisition of Coldwell Banker and the related repayment of indebtedness of Coldwell
           Banker and to pay acquisition expenses.

   The pro forma consolidated statement of operations for the year ended December 31, 1995 is presented as if the above transactions had occurred on January 1, 1995.

   The pro forma financial statements consolidate the effects of the above transactions with the pro forma financial results of HFS prior to the effect of such transactions. The pro forma financial results of HFS include all of HFS' acquisitions prior to the Coldwell Banker acquisition.


   The acquisitions have been or will be accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which are subject to further refinement, including appraisals and other analyses, with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the above acquisitions will differ materially from the preliminary allocations. The Company has entered into certain immaterial transactions which are not reflected in the pro forma statements of operations.


   The pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma consolidated statement of operations does not reflect cost savings and revenue enhancements that management believes may be realized following the acquisition. These savings are expected to be realized primarily through the restructuring of franchise services of the acquired companies as well as revenue enhancements expected through leveraging of the Company's preferred alliance programs. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized.



   The pro forma consolidated financial statements do not reflect approximately $5.0 million of expenses which the Company expects to incur following the acquisition of Coldwell Banker relating to the contribution of Coldwell Banker's 318 owned real estate brokerage offices ("Owned Brokerage Business") to an independent trust (the "Trust") and the relocation of Company headquarters.


   The pro forma consolidated financial statements are based on certain assumptions and adjustments described in the Notes to Pro Forma Consolidated Balance Sheet and Statement of Operations and should be read in conjunction therewith and with the consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K.

                                   SECTION A
                       HFS INCORPORATED AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF DECEMBER 31, 1995
                                (IN THOUSANDS)





                                                            Historical                       Pro Forma
                                              Pro Forma      Coldwell        Pro Forma      For Acquired
                                                HFS(1)        Banker       Adjustments(A)      Company
                                              ---------     ----------     --------------   ------------
ASSETS
Current assets
 Cash and cash equivalents .................. $   16,109     $  21,449       $  (18,853)      $    18,705
 Royalty accounts and notes receivable,  net      41,052        12,499           (3,032)           50,519
 Relocation receivables .....................     51,180        47,313               --            98,493
 Marketing and reservation receivables,  net      22,297            --               --            22,297
 Other current assets .......................     21,875         4,686            1,453            28,014
 Deferred income taxes ......................     20,200         4,818           (4,818)           20,200
                                              -----------    ----------      -----------      ------------
Total current assets ........................    172,713        90,765          (25,250)          238,228
Property and equipment, net .................     67,892        63,230          (41,532)           89,590
Franchise agreements, net ...................    578,218            --          437,200         1,015,418
Excess of cost over fair value of net assets
 acquired, net ..............................    520,971        37,091          312,161           870,223
Intangible assets -- Coldwell Banker  .......         --            --               --                --
Deferred income taxes .......................      8,445         9,551           (9,551)            8,445
Other assets ................................     60,357         9,292             (759)           68,890
                                              -----------    ----------      -----------      ------------
Total ....................................... $1,408,596     $ 209,929       $  672,269       $ 2,290,794
                                              ===========    ==========      ===========      ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable and other accrued
  liabilities ............................... $   80,260     $ 122,617       $  (31,050)      $   171,827
 Income taxes payable .......................     38,640         9,002           (9,002)           38,640
 Accrued acquisition obligations ............     25,448            --           23,000            48,448
 Current portion of long-term debt ..........      2,249        37,425             (721)           38,953
                                              -----------    ----------      -----------      ------------
Total current liabilities ...................    146,597       169,044          (17,773)          297,868
                                              -----------    ----------      -----------      ------------
Long-term debt ..............................    475,858        84,905          (84,286)          476,477

Other non-current liabilities ...............     17,150         2,653           (2,596)           17,207
Deferred income taxes .......................     82,800            --               --            82,800
Series A Adjustable Rate
 Preferred Stock of Century 21 ..............     80,000            --               --            80,000
STOCKHOLDERS' EQUITY
 Common Stock - Issued and Outstanding;
  Pro Forma HFS. 103,462 and Pro Forma for
   Acquired Company .........................      1,035            58               67             1,160
 Additional paid-in capital .................    521,552        59,124          671,002         1,251,678
 Retained earnings (deficit) ................     83,604      (105,855)         105,855            83,604
                                              -----------    ----------      -----------      ------------
Total stockholders' equity (deficit)  .......    606,191       (46,673)         776,924         1,336,442
                                              -----------    ----------      -----------      ------------
Total ....................................... $1,408,596     $ 209,929       $  672,269       $ 2,290,794
                                              ===========    ==========      ===========      ============


------------


(1) Pro Forma for all material transactions, excluding the Coldwell Banker acquisition (See section B).


See notes to pro forma consolidated balance sheet and statement of operations.

                                   SECTION A
                       HFS INCORPORATED AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                     Historical                       Pro Forma
                                       Pro Forma      Coldwell       Pro Forma       For Acquired
                                         HFS(1)        Banker       Adjustments         Company
                                       ----------    ----------     -----------      ------------
REVENUE:
 Franchise ........................... $ 484,914      $   68,064      $  30,507 (B)    $  583,485
 Owned brokerage business ............        --         535,207       (535,207)(C)            --
 Relocation services .................        --          75,866             --            75,866
 Other ...............................    88,107          20,264         (4,421)(C)       103,950
                                       ----------     -----------     ----------       -----------
   Total revenue .....................   573,021         699,401       (509,121)          763,301
                                       ----------     -----------     ----------       -----------
EXPENSES:
 Marketing and reservation ...........   164,961              --             --           164,961
 Selling, general and administrative     156,895          32,367             --           189,262
 Ramada license fee ..................    18,911              --             --            18,911
 Owned brokerage .....................        --         521,376       (521,376)(C)            --
 Depreciation and amortization  ......    44,376          22,425           (882)(D)        65,919
 Interest ............................    34,315           5,329         (5,329)(E)        34,315
 Relocation ..........................        --          62,439             --            62,439
 Other ...............................    23,257              --             --            23,257
                                       ----------     -----------     ----------       -----------
   Total expenses ....................   442,715         643,936       (527,587)          559,064
                                       ----------     -----------     ----------       -----------
Income before income taxes............   130,306          55,465         18,466           204,237
Provision for income taxes ...........    54,042          24,385          5,483 (F)        83,910
                                       ----------     -----------     ----------       -----------
Net Income ...........................    76,264      $   31,080      $  12,983        $  120,327
                                       ==========     ===========     ==========       ===========
PER SHARE INFORMATION (PRIMARY)
 Net Income .......................... $    0.69                                      $      0.96
                                       ==========                                      ===========
 Weighted average common and common
  equivalent shares outstanding ......   117,522                         12,506 (G)       130,028
                                       ==========                     ==========       ===========
PER SHARE INFORMATION (FULLY DILUTED)
 Net income .......................... $    0.68                                      $      0.95
                                       ==========                                      ===========
 Weighted average common and  common
 equivalent shares  outstanding  .....   119,359                         12,506           131,865
                                       ==========                     ==========       ===========


------------


(1) Pro Forma for all material transaction, excluding the Coldwell Banker acquisition (See Section B).


Note: Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification

See notes to pro forma consolidated balance sheet and statement of operations.

                                   SECTION A
                       HFS INCORPORATED AND SUBSIDIARIES
               NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                            STATEMENT OF OPERATIONS

A. ACQUISITION OF COLDWELL BANKER:

   The purchase price for Coldwell Banker has been allocated to assets acquired and liabilities assumed at their estimated fair values. Pro forma adjustments consist of the elimination of certain acquired assets and assumed liabilities, net of the fair value ascribed to such assets and liabilities.

   The Company acquired Coldwell Banker for the following consideration
($000's):



Cash consideration (i)..................................   $750,251
                                                         ----------
TOTAL PRO FORMA ACQUISITION COST .......................    750,251
                                                         ----------
Fair value of net assets acquired:
 Historical book value of acquired companies  ..........    (46,673)
 Elimination of net assets (liabilities) not acquired
 or assumed:
  Cash and cash equivalents ............................      1,147
  Accounts and notes receivable ........................     (3,032)
  Deferred income taxes, current .......................     (4,818)
  Other current assets .................................      1,453
  Property and equipment ...............................    (41,532)
  Franchise agreements .................................         --
  Deferred income taxes, non-current ...................     (9,551)
  Other assets .........................................       (759)
  Accounts payable and other ...........................     31,050
  Income taxes payable .................................      9,002
  Current portion of long-term debt ....................        721
  Long-term debt .......................................     84,286
  Other non-current liabilities ........................      2,596
Fair value of assets acquired and liabilities assumed:
 Deferred income taxes -- current ......................         --
 Franchise agreements ..................................    437,200
 Accrued acquisition liabilities (ii) ..................    (23,000)
                                                         ----------
FAIR VALUE OF IDENTIFIABLE NET ASSETS ACQUIRED  ........    438,090
                                                         ==========
EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED  .   $312,161 (iii)
                                                         ==========


------------


   (i) The adjustment reflects $646,751 for the acquisition of Coldwell Banker, $20,000 of related expenses and repayment of $83,500 of indebtedness of Coldwell Banker outstanding as of December 31, 1995. The Company expects that $100,000 of such indebtedness will be outstanding and repaid upon consummation of the Merger.

   (ii) Accrued acquisition obligations consist of personnel related costs ($6.5 million), facility costs ($8.5 million), professional fees ($7.7 million), and other ($0.3 million).

   (iii) Excess of cost over fair value of net assets acquired is as of December 31, 1995, which differs from the excess of cost over fair value of net assets acquired derived from the final purchase price at date of acquisition of $347,000, and was used as the basis for adjustments in the pro forma statement of operations for the year ended December 31, 1995. The difference is primarily attributable to Coldwell Banker payments of approximately $40.0 million to holders of Coldwell Banker stock options as a result of change in control provisions in connection with the acquisition.

                                   SECTION A
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENT OF OPERATIONS --(CONTINUED)

A. ACQUISITION OF COLDWELL BANKER:  (Continued)

    The pro forma adjustments include the elimination of Coldwell Banker stockholders' net deficit and the issuance of approximately 12.5 million shares to finance the acquisition. The number of Company shares of common stock issued in connection with the acquisition of Coldwell Banker assumes a market value of Company Common Stock of $59.99 per share representing the closing price on the date the Coldwell Banker acquisition was publicly announced and expenses related to the offering of such shares approximating $26.5 million. The adjustment to stockholders' equity is calculated as follows ($000's):



                                                            ADDITIONAL
                                                  COMMON     PAID-IN      ACCUMULATED
                                                  STOCK      CAPITAL        DEFICIT       TOTAL
                                                --------  ------------  -------------  ----------
                                                                           $
Issuance of Company Common Stock ..............    $125      $730,126         --         $730,251
Elimination of Coldwell Banker stockholders'
 net deficit ..................................     (58)      (59,124)      105,855        46,673
                                                --------  ------------  -------------  ----------
Adjustment to stockholders' equity ............    $ 67      $671,002      $105,855      $776,924
                                                ========  ============  =============  ==========



B. SERVICE FEE REVENUE:

   The pro forma adjustment reflects the addition of franchise fees to be received under franchise contracts to be executed with owned brokerage offices upon contribution of the Owned Brokerage Business to the Trust. The franchise fees from the Owned Brokerage Business, which is based on the franchise contracts with the Trust, is calculated at a net of approximately 5.7% of gross commissions earned by the Owned Brokerage Business on sales of real estate properties. Gross commissions earned by the Owned Brokerage Business were $535.2 million for the year ended December 31, 1995.


C. OWNED BROKERAGE BUSINESS REVENUE AND EXPENSES:


   The pro forma adjustments reflect the elimination of revenue and expenses from Coldwell Banker's 318 formerly owned brokerage offices. HFS contributed the net assets of the Owned Brokerage Business to the Trust upon consummation of the Coldwell Banker acquisition. The free cash flow of the Trust will be expended at the discretion of the trustees to enhance the growth of the funds available for advertising and promotion.

   The majority of Owned Brokerage Business expenses are directly attributable to the business. Based on the Company's due diligence of Coldwell Banker Corporation and subsidiaries ("CB Consolidated") the Company determined that common expenses were allocated to the owned brokerage business based on a reasonable allocation method. Such allocations were based on the ratio of number of employees, the amount of space occupied and revenue generated relative to CB Consolidated in the aggregate and multiplied by corresponding common costs as appropriate to determine allocable expenses.

                                   SECTION A
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENT OF OPERATIONS --(CONTINUED)

D.  DEPRECIATION AND AMORTIZATION:


   The pro forma adjustment for depreciation and amortization is comprised of ($000's):


Elimination of historical expense ...........  $(22,425)
Property and equipment ......................     1,156
Excess of cost over fair value of net assets
 acquired ...................................     8,675
Franchise agreements ........................    11,712
                                             -----------
Total .......................................  $   (882)
                                             ===========

                                   SECTION A
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENT OF OPERATIONS --(CONTINUED)


D.  DEPRECIATION AND AMORTIZATION:  (Continued)


   The estimated fair value of Coldwell Banker's property and equipment (excluding land) of $15.7 million, is amortized on a straight-line basis over the estimated benefit periods ranging from five to twenty-five years. Coldwell Banker's intangible assets are comprised of franchise agreements and excess of cost over fair value of net assets acquired. The franchise agreements with the brokerage offices comprising the Trust are valued independently of all other franchise agreements with Coldwell Banker affiliates. Franchise agreements within the Trust and independent of the Trust are valued at $218.5 million and $218.7 million, respectively and are amortized on a straight line basis over the respective benefit periods of forty years and thirty five years, respectively. The benefit period associated with Trust franchise agreements was based upon a long history of gross commission sustained by the Trust. The benefit period associated with the Coldwell Banker affiliates' franchise agreements was based upon the historical profitability of such agreements and historical renewal rates. The excess of cost over fair value of net assets acquired is estimated at approximately $347.0 million and is determined to have a benefit period of forty years, which is based on Coldwell Banker's position as the largest gross revenue producing real estate company in North America, the recognition of its brand name in the real estate brokerage industry and the longevity of the real estate brokerage business.



E. INTEREST EXPENSE ($000'S):

   The pro forma adjustment reflects the reversal of historical interest expense relating to the following ($000's):

Expense associated with the Owned Brokerage Business (i) ... $  138
Expense associated with revolving credit facility
 borrowings which will be repaid with proceeds from the
 offering of the shares of Common Stock relating to the
 acquisition of Coldwell Banker (ii) .......................   5,191
                                                             -------
Total ......................................................  $5,329
                                                             =======

(i) HFS primarily paid all outstanding debt of Coldwell Banker Corporation and subsidiaries ("CB Consolidated") at the consummation date of the acquisition. Therefore, a determination as to the reasonableness of allocated CB Consolidated interest to the Owned Brokerage Business is unnecessary.

(ii) At the date of acquisition, HFS repaid $105 million of Coldwell Banker indebtness which represented borrowings under a revolving credit facility at a variable rate of interest (LIBOR plus a margin ranging from .5% to 1.25%).

                                   SECTION A
                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                    STATEMENT OF OPERATIONS --(CONTINUED)

F. INCOME TAXES:


   The pro forma adjustment to income taxes is comprised of ($000's):


 Reversal of historical provision of:
 Pro Forma HFS prior to Coldwell Banker
  acquisition ..........................   $(54,042)
 Coldwell Banker .......................    (24,385)
Pro forma provision ....................     83,910
                                         -----------
 Incremental provision for income taxes    $  5,483
                                         ===========

   The pro forma effective tax rate approximates the Company's historical effective tax rate. The pro forma provision for taxes was computed using pro forma pre-tax amounts and the provisions of Statement of Financial Accounting Standards No. 109.

G. WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:

   The pro forma adjustment to weighted average shares consists of an adjustment for the second quarter 1996 Coldwell Banker offering. Coldwell Banker was acquired May 31, 1996.

   The unaudited Pro Forma Consolidated Statement of Operations is presented as if the acquisition took place at the beginning of the period presented; thus, the stock issuance is considered outstanding as of the beginning of the period for purposes of per share calculations. The pro forma adjustments reflect the issuance of 12.5 million shares in the offering of the shares, at an issuance price per share of $59.99. The proceeds of the offering will be used to finance the acquisition of Coldwell Banker and the related repayments of Coldwell Banker indebtedness and to pay acquisition expenses.

                                   SECTION A

H. ESTIMATED SELLING GENERAL AND ADMINISTRATIVE COST SAVINGS:

   In connection with its acquisition of Coldwell Banker, HFS developed a related business plan to restructure the acquired company, which will result in future cost savings subsequent to the acquisition. HFS's restructuring plan was developed prior to the consummation of the acquisition. The restructuring plan included the involuntary termination and relocation of employees, the consolidation and closing of facilities and the elimination of duplicative operating and overhead activities. Pursuant to HFS's specific restructuring plans, certain selling, general and administrative expenses may not be incurred subsequent to the acquisition that existed prior to consummation. In addition, there are incremental costs in the conduct of activities of the acquired company prior to the acquisition that may not be incurred subsequent to consummation and have no future economic benefit to HFS. The estimated cost savings that HFS believes would have been attained had its acquisition occurred on January 1, 1995 and the related impact of such cost saving on pro forma net income and net income per share are not reflected in the pro forma consolidated statements of income, but are presented below ($000's):


                              COLDWELL        PRIOR
                               BANKER     ACQUISITIONS      TOTAL
                               ------     ------------      -----
Payroll and related ........  $10,682       $26,937        $37,619
Professional ...............    1,500         4,720          6,220
Occupancy  .................       --         7,740          7,740
Other ......................   (1,517)        6,657          5,140
                              --------      --------       --------
 Total .....................  $10,665       $46,054        $56,719
                              ========      ========       ========

   The impact on pro forma net income and net income per share of the estimated SG&A cost savings are as follows:

Income before taxes, as reported ...................... $204,237
SG&A adjustments ......................................   56,719
                                                        --------
Income before taxes, as adjusted ......................  260,956
Income taxes ..........................................  106,824
                                                        --------
Net income, as adjusted ...............................  154,132
                                                        --------
Net income per share (primary):
  As adjusted ......................................... $   1.22
                                                        --------
  As reported ......................................... $   0.96
                                                        ========
Net income per share (fully diluted):
  As adjusted ......................................... $   1.20
                                                        --------
  As reported ......................................... $   0.95
                                                        ========

I. ACCRUED ACQUISITION LIABILITIES

   The Company has recorded liabilities for charges to be incurred in connection with the restructuring of acquired Century 21, Century 21 NORS, and ERA operations. These acquisitions were consummated in 1995 and 1996 and resulted in the consolidation of facilities, involuntary termination and relocation of employees, and elimination of duplicative operating and overhead activities. The following table provides details of these charges by type.

                                              Century 21
                                 Century 21      NORS        ERA
                                 ----------   ----------     ---
Personnel related ...........     $ 12,647     $ 1,720     $ 8,000
Facility related ............       16,511       2,293       1,558
Other costs .................          990         711         501
                                 ----------   ----------   -------
Total .......................     $ 30,148     $ 4,724     $10,059
                                 ==========   ==========   =======
Terminated employees ........          325

   Personnel related charges include termination benefits such as severance, wage continuation, medical and other benefits. Facility related costs include contract and lease terminations, temporary storage and relocation costs associated with assets to be disposed of, and other charges incurred in the consolidation of excess office space. As of December 31, 1995 approximately $16.3 million was paid by Century 21, and charged against the restructuring liability.

                                   SECTION B

                       HFS INCORPORATED AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                 EXCLUDING THE ACQUISITION OF COLDWELL BANKER


   The pro forma consolidated balance sheet as of December 31, 1995 is presented as if the acquisitions of the six United States non-owned Century 21 regions ("Century 21 NORS"), the Travelodge (registered trademark) and Electronic Realty Associates (registered trademark) ("ERA (registered trademark)") franchise systems, (collectively, the "1996 Acquisitions") and the proceeds from the February 22, 1996 issuance of $240 million of 4 3/4% convertible senior notes (the "4 3/4% Notes") due 2003, to the extent such proceeds were used to finance the 1996 acquisitions, had occurred on December 31, 1995. The pro forma statement of operations for the year ended December 31, 1995 is presented as if (i) the August 1, 1995 acquisition of Century 21; (ii) the 1996 Acquisitions, (iii) the acquisition by merger (the "CCI Merger") in May 1995 of Casino & Credit Services, Inc.'s gambling patron credit information business, Central Credit Inc. ("CCI"); and (iv) the issuance of the 4 3/4% Notes occurred on January 1, 1995. The acquisitions have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which are subject to further refinement, based upon appraisals and other analyses, with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the above acquisitions will differ materially from the preliminary allocations.

   The Company has entered into the following transactions which are not reflected in the pro forma statements of operations:

   On March 31, 1995, the Company acquired a 1% general partnership interest for approximately $3.0 million in a limited partnership which will develop, promote and franchise the newly established Wingate Inn franchise system ("Wingate"), a new construction hotel brand. Wingate operations did not commence until March 1995 and are not material to the Company's financial statements. Accordingly, this transaction is not included in the pro forma statement of operations.

   On August 31, 1995, the Company acquired the assets comprising the Knights Inn hotel franchise system, an economy hotel franchise system, for approximately $15 million plus expenses. Knights Inn operations are not material to the Company's financial statements. Accordingly, this transaction is not included in the pro forma statement of operations.

   The pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma consolidated statement of operations does not reflect cost savings and revenue enhancements that management believes may be realized following the acquisitions. These savings are expected to be realized primarily through the restructuring of franchise services of the acquired companies as well as revenue enhancements expected through leveraging of the Company's preferred alliance programs. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized. The pro forma consolidated financial statements are based on certain assumptions and adjustments described in the Notes to Pro Forma Consolidated Balance Sheet and Statement of Operations and should be read in conjunction therewith and with the consolidated financial statements and related notes of the Company included in their Annual Report on Form 10-K and the financial statements and related notes of the acquired companies included as exhibits in Item 7 of this 8-K/A.

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES

                     PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                            HISTORICAL
                                       ----------------------------------------------------
                                                      CENTURY 21                                PRO FORMA
                                           HFS           NORS       TRAVELODGE      ERA      ADJUSTMENTS (A)   PRO FORMA
                                       ------------  ------------  ------------  ----------  ---------------  ------------
ASSETS
Current Assets
  Cash and cash equivalents              $   16,109     $ 4,956                    $  7,242      $(12,198)      $   16,109
  Royalty accounts and notes
   receivable, net                           37,326       9,617        $3,726         1,707       (11,324)          41,052
  Relocation receivables                     51,180                                                                 51,180
  Marketing and reservation
   receivables, net                          22,297                                                                 22,297
Other current assets                         21,304         479           612         2,459        (3,550)          21,875
                                                                                                      571 (E)
  Deferred income taxes                      20,200                                                                 20,200
                                       ------------  ------------  ------------  ----------  ---------------  ------------
    Total current assets                    168,416      15,052         4,338        11,408       (26,501)         172,713
Property and equipment -net                  67,892       2,674           333           710        (3,717)          67,892
Franchise agreements -net                   517,218                                  14,780       (14,780)         578,218
                                                                                                   61,000
Excess of cost over fair value of net
 assets acquired -net                       356,754                                               164,217          520,971
Defered income taxes                                                                                8,445            8,445
Other assets                                 55,528       3,562         1,420         2,526        (6,108)          60,357
                                                                                                    3,429 (E)
                                       ------------  ------------  ------------  ----------  ---------------  ------------
  Total                                  $1,165,808     $21,288        $6,091      $ 29,424      $185,985       $1,408,596
                                       ============  ============  ============  ==========  ===============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and other
   accrued liabilities                   $   80,260     $ 5,058        $3,252      $ 20,063      $(28,373)      $   80,260
  Income taxes payable                       38,640                                                                 38,640
  Accrued acquisition obligations             3,740                                                21,708           25,448
  Current portion of long-term debt           2,249          35                       4,374        (4,409)           2,249
                                       ------------  ------------  ------------  ----------  ---------------  ------------
    Total current liabilities               124,889       5,093         3,252        24,437       (11,074)         146,597
                                       ------------  ------------  ------------  ----------  ---------------  ------------
                                                                                                  (11,252)
Long-term debt                              300,778         309                      10,943       175,080          475,858

Other non-current liabilities                17,150         579                      14,152       (14,731)          17,150
Deferred income taxes                        82,800                                                                 82,800
Series A Adjustable Rate
  Preferred Stock of Century 21              80,000                                                                 80,000
STOCKHOLDERS' EQUITY
  Preferred stock
  Common stock -Issued and
   Outstanding; HFS Historical,
   102,539 and Pro Forma, 103,462             1,025          77                                       (67)           1,035
  Additional paid-in capital                475,562         104                      38,904         6,982          521,552
  Retained earnings (deficit)                83,604      15,126         2,839       (59,012)       41,047           83,604
                                       ------------  ------------  ------------  ----------  ---------------  ------------
    Total stockholders' equity
     (deficit)                              560,191      15,307         2,839       (20,108)       47,962          606,191
                                       ------------  ------------  ------------  ----------  ---------------  ------------
  Total                                  $1,165,808     $21,288        $6,091      $ 29,424      $185,985       $1,408,596
                                       ============  ============  ============  ==========  ===============  ============

See notes to pro forma consolidated balance sheet and statement of operations.

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES

               PRO FORMA CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  HISTORICAL
                                            -----------------------
                                                         ACQUIRED      PRO FORMA
                                               HFS       COMPANIES    ADJUSTMENTS    PRO FORMA
                                            ----------  -----------  -------------  -----------
REVENUE:
  Franchise                                   $361,238    $128,233      $ (4,557) (B) $484,914
  Other                                         51,745      36,362                      88,107
                                            ----------  -----------  -------------  -----------
    Total revenue                              412,983     164,595        (4,557)      573,021
                                            ----------  -----------  -------------  -----------
EXPENSES:
  Marketing and reservation                    143,965      20,996                     164,961
  Selling, general and administrative           55,538     105,857        (4,500) (B)  156,895
  Ramada license fee                            18,911                                  18,911
  Depreciation and amortization                 30,857       8,483         5,036 (D)    44,376
  Interest                                      21,789       6,227         6,299 (E)    34,315
  Other                                          7,018      16,638          (399) (C)   23,257
                                            ----------  -----------  -------------  -----------
    Total expenses                             278,078     158,201         6,436       442,715
                                            ----------  -----------  -------------  -----------
Income before income taxes                     134,905       6,394       (10,993)      130,306
Provision for income taxes                      55,175       3,542        (4,675)(F)    54,042
                                            ----------  -----------  -------------  -----------
Income before minority interest Net Income    $ 79,730    $  2,852     $  (6,318)     $ 76,264
                                            ==========  ===========  =============  ===========
PER SHARE INFORMATION (PRIMARY)
  Net income                                  $   0.74                                $   0.69
                                            ==========                              ===========
  Weighted average common and common
   equivalent shares outstanding               113,817                     3,705 (G)   117,522
                                            ==========               =============  ===========
PER SHARE INFORMATION (FULLY DILUTED)
  Net income                                  $   0.73                                $   0.68
                                            ==========                              ===========
  Weighted average common and common
   equivalent shares outstanding               115,654                     3,705 (G)   119,359
                                            ==========               =============  ===========

------------

Note: Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification.

See notes to pro forma consolidated balance sheet and statement of operations.

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES

     PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS OF ACQUIRED COMPANIES

                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                        HISTORICAL
                       -----------------------------------------------------------------------------
                                                   CENTURY 21
                         CCI(1)    CENTURY 21(1)      NORS       TRAVELODGE      ERA        TOTAL
                       ----------  -------------  ------------  ------------  ----------  ----------
REVENUE:
 Franchise............    $            $53,992       $29,021       $18,361      $26,859     $128,233
 Other................     3,326        16,678           403            79       15,876       36,362
                       ----------  -------------  ------------  ------------  ----------  ----------
  Total revenue.......     3,326        70,670        29,424        18,440       42,735      164,595
                       ----------  -------------  ------------  ------------  ----------  ----------
EXPENSES:
 Marketing and
   reservation........        --         5,128         2,912        12,956           --       20,996
 Selling, general and
   administrative.....        --        50,232        22,851         2,648       30,126      105,857
 Depreciation and
   amortization.......       529         5,217           578             8        2,151        8,483
 Interest.............        --         2,904            54            --        3,269        6,227
 Other................     1,917         4,632            --            --       10,089       16,638
                       ----------  -------------  ------------  ------------  ----------  ----------
  Total expenses......     2,446        68,113        26,395        15,612       45,635      158,201
                       ----------  -------------  ------------  ------------  ----------  ----------
Income (loss) before
  income taxes........       880         2,557         3,029         2,828       (2,900)       6,394
Provision for income
  taxes...............       313         2,097            --         1,132           --        3,542
                       ----------  -------------  ------------  ------------  ----------  ----------
Net income (loss) ....    $  567       $   460       $ 3,029       $ 1,696      $(2,900)    $  2,852
                       ==========  =============  ============  ============  ==========  ==========

------------

(1) Reflects results of operations for the period from January 1, 1995 to the respective dates of acquisition.

Note: Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification.

See notes to pro forma consolidated balance sheet and statement of operations.

                                   SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                           STATEMENT OF OPERATIONS

A. ACQUISITION OF CENTURY 21 NORS, TRAVELODGE AND ERA:

   The pro forma acquisition costs of the 1996 Acquisitions have been allocated to assets acquired and liabilities assumed at their estimated fair values. Pro forma adjustments consist of the elimination of certain acquired assets and assumed liabilities, net of the fair value ascribed to such assets and liabilities as follows ($000's):

                                                 CENTURY 21
                                                    NORS       TRAVELODGE      ERA        TOTAL
                                               ------------  ------------  ----------  ----------
Cash consideration............................    $ 94,980      $39,300      $ 36,800    $171,080
Issuance of approximately 1 million shares of
 Company common stock.........................      46,000           --            --      46,000
                                               ------------  ------------  ----------  ----------
TOTAL PRO FORMA ACQUISITION COST..............     140,980       39,300        36,800     217,080
                                               ------------  ------------  ----------  ----------
Fair value of net assets acquired:
 Historical book value of acquired companies .      15,307        2,839       (20,108)     (1,962)
 Elimination of net assets (liabilities) not
  acquired or assumed:
  Cash and cash equivalents...................      (4,956)          --        (7,242)    (12,198)
  Accounts and notes receivable...............      (9,617)          --        (1,707)    (11,324)
  Other current assets........................        (479)        (612)       (2,459)     (3,550)
  Property and equipment......................      (2,674)        (333)         (710)     (3,717)
  Franchise agreements........................          --           --       (14,780)    (14,780)
  Other assets................................      (3,562)         (20)       (2,526)     (6,108)
  Accounts payable and other..................       5,058        3,252        20,063      28,373
  Current portion of long-term debt...........          35           --         4,374       4,409
  Long-term debt..............................         309           --        10,943      11,252
  Other non-current liabilities...............         579           --        14,152      14,731
Fair value of assets acquired and liabilities
 assumed:
 Deferred income taxes--current (i)...........       5,484        1,529         1,432       8,445
 Franchise agreements.........................      11,000       30,000        20,000      61,000
 Accrued acquisition liabilities (ii) ........     (14,098)      (3,930)       (3,680)    (21,708)
                                               ------------  ------------  ----------  ----------
 FAIR VALUE OF NET ASSETS ACQUIRED............       2,386       32,725        17,752      52,863
                                               ------------  ------------  ----------  ----------
EXCESS OF COST OVER FAIR VALUE OF NET ASSETS
 ACQUIRED.....................................    $138,594      $ 6,575      $ 19,048    $164,217
                                               ============  ============  ==========  ==========

   (i) The pro forma adjustment to deferred income taxes recorded in connection with acquisitions results from differences in the fair values of net assets acquired and liabilities assumed and their respective income tax bases.

   (ii) Accrued acquisition obligation consist of

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                     STATEMENT OF OPERATIONS (CONTINUED)

A. ACQUISITION OF CENTURY 21 NORS, TRAVELODGE AND ERA: (CONTINUED)

The pro forma adjustments include the elimination of acquired companies stockholders' net deficit and the issuance of approximately 923,000 shares (based on the average stock price of the Company for a period prior to closing) in connection with the acquisition of the Century 21 NORS. The adjustment to stockholders' equity is calculated as follows ($000's):

                                                        ADDITIONAL
                                              COMMON     PAID-IN      ACCUMULATED
                                              STOCK      CAPITAL        DEFICIT       TOTAL
                                            --------  ------------  -------------  ---------
Issuance of Company common stock ..........    $ 10      $ 45,990       $            $46,000
Elimination of acquired companies combined
 stockholders' net deficit ................     (77)      (39,008)       41,047        1,962
                                            --------  ------------  -------------  ---------
Adjustment to stockholders' equity  .......    $(67)     $  6,982       $41,047      $47,962
                                            ========  ============  =============  =========

B. FRANCHISE FEES AND ASSOCIATED REVENUE:

The pro forma adjustments to franchise revenues reflect the elimination of franchise revenue associated with discontinued Century 21 international based operations and the elimination of franchise fees and associated franchise revenue paid by the Century 21 NORS to Century 21 under sub-franchise agreements.

The pro forma adjustments to franchise revenue consists of the following:

 ELIMINATE:
  Century 21 International discontinued operations.   $     (57)
  Century 21 revenue included as Century 21 NORS
  SG&A  .............................................    (4,500)
                                                      ---------
Total ...............................................   $(4,557)
                                                      =========

The pro forma adjustment to franchise fees of $4,500 reflects the elimination of royalty payments made by the Century 21 NORS to Century 21 under sub-franchise agreements.

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                     STATEMENT OF OPERATIONS (CONTINUED)

C. OTHER EXPENSES:


The pro forma adjustment eliminates $399,000 of accounting, legal and other administrative expenses allocated to CCI which would not have been incurred by the Company.

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                     STATEMENT OF OPERATIONS (CONTINUED)

D.  DEPRECIATION AND AMORTIZATION:

   The pro forma adjustment for depreciation and amortization is comprised of ($000's):

                                                CCI                    CENTURY 21
                                               MERGER    CENTURY 21       NORS       TRAVELODGE      ERA        TOTAL
                                              --------  ------------  ------------  ------------  ----------  ----------
Elimination of historical depreciation and
 amortization................................   $(529)     $(5,217)       $ (578)       $   (8)     $(2,151)    $(8,483)
Property and equipment.......................     100          425                                      189         714
Information data base........................     375                                                               375
Excess of cost over fair value of net assets
 acquired....................................     289        2,912         3,587           224          873       7,885
Franchise agreements.........................                1,628           917         1,000        1,000       4,545
                                              --------  ------------  ------------  ------------  ----------  ----------
TOTAL........................................   $ 235      $  (252)       $3,926        $1,216      $   (89)    $ 5,036
                                              ========  ============  ============  ============  ==========  ==========

 CCI Merger

   The estimated fair values of CCI's information data base, property and equipment and excess of cost over fair value of net assets acquired are $7.5 million, $1.0 million and $33.8 million, respectively, and are amortized on a straight-line basis over the periods to be benefited which are ten, five and forty years, respectively. The benefit periods associated with the excess cost over fair value of net assets acquired were determined based on CCI's position as the dominant provider of gambling patron credit information services since 1956, its ability to generate operating profits, expansion of its customer base and the longevity of the casino gaming industry.

 Century 21

   The estimated fair values of Century 21 property and equipment, franchise agreements and excess cost over fair value of net assets acquired are $5.1 million, $33.5 million and $199.7 million, respectively, and are amortized on a straight-line basis over the periods to be benefited which are seven, twelve and forty years, respectively. The benefit periods associated with the excess cost over fair value of net assets acquired were determined based on Century 21's position as the world's largest franchisor of residential real estate brokerage offices, the most recognized brand name in the residential real estate brokerage industry and the longevity of the residential real estate brokerage business.

                                   SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                     STATEMENT OF OPERATIONS (CONTINUED)

D.  DEPRECIATION AND AMORTIZATION: (CONTINUED)

   Century 21 NORS, Travelodge and ERA

   The estimated fair value of ERA property and equipment is $1.1 million, and is being depreciated on a straight line basis over the period to be benefited, which is five years. The estimated fair values of Century 21 NORS, Travelodge and ERA's franchise agreements are $11.0 million, $30.0 million and $20.0 million, respectively, and are being amortized on a straight line basis over the periods to be benefited which are twelve, thirty and twenty years, respectively. The estimated fair values of Century 21 NORS, Travelodge and ERA's excess cost over fair value of net assets acquired are 143.5 million, 9.0 million and 34.9 million, respectively and are each being amortized on a straight line basis over the periods to benefited which are forty years.

E.  INTEREST EXPENSE:

Elimination of historical interest
 expense...................................   $(6,227)
Century 21.................................     2,135
4 3/4% Notes...............................     8,595
Minority Interest-preferred dividends .....     1,796
                                            ----------
TOTAL......................................   $ 6,299
                                            ==========

   Century 21

   The pro forma adjustment reflects the recording of interest expense on $70 million of borrowings under HFS's revolving credit facility at an interest rate of approximately 6.0% which is the variable rate in effect on the date of borrowing. Borrowings represent the amount necessary to finance the initial cash purchase price net.

    Effect of a 1/8% variance in variable interest rates

   As mentioned above, interest expense was incurred on borrowings under the Company's revolving credit facility, which partially funded the acquisition of Century 21. The Company recorded interest expense using the variable interest rate in effect on the borrowing date. The effect on pro forma net income assuming a 1/8% variance in the variable interest rate used to calculate interest expense is $26,000 for Century 21. The pro forma net income effects of a 1/8% variance in the interest rate has no impact on earnings per share for the period presented.

                                  SECTION B
                      HFS INCORPORATED AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                     STATEMENT OF OPERATIONS (CONTINUED)

E.  INTEREST EXPENSE (CONTINUED):

   4 3/4% Notes

   The pro forma adjustment reflects interest expense and amortization of deferred financing costs related to the February 22, 1996 issuance of the 4 3/4% Notes (5.0% effective interest rate) to the extent that such proceeds were used to finance the Acquisitions of ERA ($37.6 million), Travelodge ($39.3 million), and Century 21 NORS ($95.0 million). The pro forma adjustment for deferred financing fees reflects $4 million of capitalized costs associated with the issuance of the 4 3/4% Notes which are being amortized over the term of the 4 3/4% Notes.

                                  SECTION B

                      HFS INCORPORATED AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                     STATEMENT OF OPERATIONS (CONTINUED)

E. INTEREST EXPENSE (CONTINUED):

MINORITY INTEREST--PREFERRED DIVIDENDS:

   The pro forma adjustment represents dividends on the redeemable Series A Adjustable Rate Preferred Stock of Century 21 issued by Century 21.

F. INCOME TAXES:

   The pro forma adjustment to income taxes is comprised of ($000's):

 Reversal of historical provision of:
 Company................................   $(55,175)
 CCI....................................       (313)
 Century 21.............................     (2,097)
 Travelodge.............................     (1,132)
Pro forma provision.....................     54,042
                                         -----------
 Incremental provision for income
 taxes..................................   $ (4,675)
                                         ===========

   The pro forma effective tax rate approximates the Company's historical effective tax rate. The pro forma provisions for taxes were computed using pro forma pre-tax amounts and the provisions of Statement of Financial Accounting Standards No. 109.

G. WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING:

   The pro forma adjustment to weighted average shares consists of the following (000's):

                                                  ISSUANCE
                                                  PRICE PER
                                                    SHARE      SHARES
                                                 -----------  --------
CCI (including dilutive impact of warrants)(1) .    $30.60        448
Century 21 (2)..................................    $49.88      2,334
Century 21 NORS (3).............................    $49.83        923
                                                              --------
 Total..........................................                3,705
                                                              ========

(1) Date of Acquisition, May 11, 1995

(2) Date of Acquisition, August 1, 1995

(3) Date of Acquisition, April 3, 1996

   The unaudited Pro Forma Consolidated Statement of Operations is presented as if the acquisitions took place at the beginning of the period presented; thus, the stock issuances and warrants assumed referred to above are considered outstanding as of the beginning of the period for purposes of per share calculations.

H. ESTIMATED SELLING GENERAL AND ADMINISTRATIVE COST SAVINGS:

   In connection with HFS' acquisitions, HFS developed related business plans to restructure each of the respective acquired companies which will result in future cost savings subsequent to the acquisitions. HFS' restructuring plans in each case were developed prior to the consummation of the respective acquisitions and were implemented concurrent with the consummation of the acquisitions. Restructuring plans included the involuntary termination and relocation of employeees, the consolidation and closing of facilities and the elimination of duplicative operating and overhead activities. Pursuant to HFS's specific restructuring plans, certain selling, general and administrative expenses may not be incurred subsequent to each acquisition that existed prior to consummation. In addition, there are incremental costs in the conduct of activities of the acquired companies prior to the acquisitions that may not be incurred subsequent to consummation and have no future economic benefit to HFS. The estimated cost savings that HFS believes would have been attained had its acquisitions occurred on January 1, 1995 and the related impact of such cost savings on pro forma net income and net income per share are not reflected in the pro forma consolidated statements of income, but are presented below ($000's):

                       CENTURY    CENTURY 21
                         21          NORS       TRAVELODGE     ERA       TOTAL
                     ---------  ------------  ------------  --------  ---------
Payroll and
 related............   $10,885     $ 7,706        $1,110      $7,236    $26,937
Professional........     2,693       1,486           154         387      4,720
Occupancy...........     3,628       2,754           186       1,172      7,740
Other...............     3,128       2,326           167       1,036      6,657
                     ---------  ------------  ------------  --------  ---------
 Total..............   $20,334     $14,272        $1,617      $9,831    $46,054
                     =========  ============  ============  ========  =========

   The impact on pro forma net income and net income per share of the estimated SG&A cost savings are as follows:

 Income before taxes, as report .......  $130,306
SG&A adjustments......................     46,054
                                       ----------
Income before taxes, as adjusted .....    176,360
Income taxes..........................     72,648
                                       ----------
Net income, as adjusted...............   $103,712
                                       ==========
Net income per share (primary):
 As adjusted..........................   $   0.92
                                       ==========
 As reported..........................   $   0.69
                                       ==========
Net income per share (fully diluted):
 As adjusted..........................   $   0.91
                                       ==========
 As reported..........................   $   0.68
                                       ==========